H.C. Wainwright & Co., LLC

Established 1868

April 30, 2013

STRICTLY CONFIDENTIAL

Stevia First Corp.

5225 Carlson Rd.

Yuba City, CA 95993

Attn: Robert Brooke

Dear Sirs:

This letter agreement (this “Agreement”) constitutes the agreement between Stevia First Corp. (the “Company”) and H.C. Wainwright & Co., LLC (“HCW”) that HCW shall serve as the exclusive (i) placement agent for the Company (“Direct Placement”) on a reasonable best efforts basis or (ii) underwriter for the Company, on a firm commitment basis (“Underwritten Placement”), in connection with the proposed transaction, or series of transactions, to occur during the term of this Agreement (each, a “Placement”). The Placement shall consist of registered or unregistered securities (the “Securities”) of the Company, which Securities may include one or any combination of the following: common stock of the Company, par value $.001 per share (the “Common Stock”), warrants to purchase shares of Common Stock (“Warrants”) or securities of the Company convertible into shares of Common Stock of the Company (“Convertible Securities”). Additionally, in the event that the Company undertakes a restructuring of its outstanding debt or equity securities during the Term, HCW shall, at its option, be the exclusive investment banking firm in respect of such restructuring on commercially reasonable terms to be determined at the time of such restructuring. The terms of such Placement and the Securities issued in connection therewith shall be mutually agreed upon by the Company, HCW and, if a Direct Placement, the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein implies that HCW would have the power or authority to bind the Company or any Purchaser, and the Company shall not, and nothing herein implies that the Company shall, have an obligation to issue any Securities or complete a Direct Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with a Placement shall be collectively referred to herein as the “Transaction Documents.” The date of a closing of a Placement (including any subsequent closings that occur pursuant to a Placement, whether at the discretion of the Company, the Purchasers (through additional investment rights or otherwise), milestones or otherwise) shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by HCW or any Purchaser to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of HCW with respect to securing any other financing on behalf of the Company. In the event the Placement will consist of unregistered securities of the Company Sections 2 and 3 (unless otherwise indicated) of Annex A will apply in addition to the provisions set forth herein and in the event that the Placement will consist of registered securities of the Company, Sections 1, 2 and 3 of Annex A will apply in addition to the provisions set forth herein.

In the event that a Placement is an Underwritten Placement, prior to the commencement of the Underwritten Placement, the Company shall negotiate the terms of an underwriting agreement with HCW containing such terms, covenants, conditions, representations, warranties, and providing for the delivery of legal opinions, comfort letters and officer’s certificates, all in form and substance satisfactory to HCW and its counsel and the Company.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

In the event that a Placement is a Direct Placement, the sale of Securities to any Purchaser will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchaser in a form reasonably satisfactory to the Company and HCW. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event that HCW determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of HCW to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

A.         Fees. In connection with the services described above, the Company shall pay to HCW the following compensation:

1.         HCW’s Fee. The Company shall pay to HCW a cash placement fee (the “HCW’s Fee”) on each Closing Date equal to 8% of the aggregate purchase price paid by each purchaser of Securities that are placed in a Placement on such Closing Date during the Term (and any proceeds received upon exercise of any “greenshoe” or “additional investment” option granted to the Purchasers). Other than through an Underwritten Placement, HCW’s Fee shall be paid at the closing of the Placement (the “Closing”) through a third party escrow agent from the gross proceeds of the Securities sold.

2.         Warrants. As additional compensation for the services performed hereunder, the Company shall issue to HCW or its designees at the Closing, warrants (the “HCW Warrants”) to purchase that number of shares of common stock of the Company equal to 8% of the aggregate number of shares of Common Stock placed in the Placement (the “Shares”) (or, if Convertible Securities, shares of Common Stock underlying any Convertible Securities sold in the Placement to such Purchasers, but excluding shares of Common Stock issuable upon the exercise of any Warrants issued to Purchasers in the Placement unless such warrants were issued as part of a “greenshoe” or “additional investment” option in which case such warrants shall be included in such calculation). The HCW Warrants shall have the same terms as the warrants issued to investors (“Investors”) in the Placement, except that the exercise price shall be 125% of the offering price per share and they shall have an exercise period of five years from issuance except that if the offering is registered 5 years from the effective date of the registration statement referred to in Section 1.A of Annex A, attached hereto if applicable. If no warrants are issued to Investors, the HCW Warrants shall be in a customary form reasonably acceptable to HCW. If required by FINRA Rule 5110, the HCW Warrants shall not be transferable for 180 days immediately following the date of effectiveness or commencement of sales of the public offering from the date of the Placement, and further, the number of shares of Common Stock underlying the HCW Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

B.         Term and Termination of Engagement. The term (the “Term”) of HCW’s exclusive engagement will begin on the date hereof and end 15 business days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 6 months after the date hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in Section J hereof will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section A and Section C hereof, if any, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d). Upon any expiration or termination of this Agreement, the Company's obligation to reimburse HCW for out of pocket expenses actually incurred by HCW and reimbursable upon closing of the Placement pursuant to Section C, if any, or otherwise due under Section A hereof, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

C.         Expense Reimbursement. Out of the proceeds of the Closing the Company also agrees to pay HCW a non-accountable expense allowance of $15,000 on each Closing Date; provided, however, that, in connection with a Placement of registered securities or an Underwritten Placement, such non-accountable expense allowance shall be 1.0% of the aggregate gross proceeds raised on the Closing Date (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

D.         [RESERVED]

E.         Use of Information. The Company will furnish HCW such written information as HCW reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, HCW will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to a Placement and that HCW does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to a Placement, including, without limitation, any financial information, forecasts or projections considered by HCW in connection with the provision of its services.

F.         Confidentiality. In the event of the consummation or public announcement of any Placement, HCW shall have the right to disclose its participation in such Placement, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

G.         Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. HCW agrees to cooperate with counsel to the Company in that regard.

H.         Company Acknowledgement. The Company acknowledges that the Placement of convertible Securities may create significant risks, including the risk that the Company may have insufficient cash resources and/or registered shares to timely meet its payment and conversion obligations. The Company further acknowledges that, depending on the number and price of new shares issued, such transaction may result in substantial dilution which could adversely affect the market price of the Company’s shares. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the Transaction Documents and that HCW will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such Transaction Documents as if such representations, warranties, agreements and covenants were made directly to HCW by the Company hereunder.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

J.         Indemnity.

1.         In connection with the Company’s engagement of HCW as placement agent, the Company hereby agrees to indemnify and hold harmless HCW and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of HCW, or (B) otherwise relate to or arise out of HCW’s activities on the Company’s behalf under HCW’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of HCW except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2.         The Company further agrees that it will not, without the prior written consent of HCW, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3.         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

4.         The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not HCW is the Indemnified Person), the Company and HCW shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and HCW on the other, in connection with HCW’s engagement referred to above, subject to the limitation that in no event shall the amount of HCW’s contribution to such Claim exceed the amount of fees actually received by HCW from the Company pursuant to HCW’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and HCW on the other, with respect to HCW’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Placement (whether or not consummated) for which HCW is engaged to render services bears to (b) the fee paid or proposed to be paid to HCW in connection with such engagement.

5.         The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

K.        Limitation of Engagement to the Company. The Company acknowledges that HCW has been retained only by the Company, that HCW is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of HCW is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against HCW or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by HCW, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of HCW, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by HCW to the Company in connection with HCW’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Placement, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. HCW shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by HCW.

L.         Limitation of HCW’s Liability to the Company. HCW and the Company further agree that neither HCW nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by HCW and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of HCW.

M.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by HCW and the Company.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

N.         Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to HCW, to H.C. Wainwright & Co., LLC, at the address set forth on the first page hereof, or by email to notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, or by e-mail to brooke@stevia-first.com, Attention: Robert Brooke, Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

O.         Miscellaneous. This Agreement shall not be modified or amended except in writing signed by HCW and the Company. This Agreement shall be binding upon and inure to the benefit of both HCW and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of HCW and the Company with respect to this Placement and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*********************

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

In acknowledgment that the foregoing correctly sets forth the understanding reached by HCW and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By
Name:
Title:

Accepted and Agreed:

STEVIA FIRST CORP.

By
Name:
Title:

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

Annex A

SECTION 1. REGISTRATION STATEMENT

As of the date of the Placement and as of the Closing Date, the Company represents and warrants to, and agrees with, HCW that:

(A)         The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. 187824) under the Securities Act of 1933, as amended (the “Securities Act”). At the time of such filing, the Company met the requirements of Form S-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus included in such registration statement relating to the placement of the Shares and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and 424(b) (including the Base Prospectus as so amended or supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-1 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. Following FINRA approval of the compensation arrangements set forth in Section 1, the Company has no reason to believe that the Registration Statement will not be declared effective by the Commission.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(B)         The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, if any, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date, no post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been described or filed as required.

(C)         Subject to the provisions of Rules 164 and 433 under the Securities Act, the Company is eligible to use free writing prospectuses in connection with the Placement. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(D)         The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

In the event that a Direct Placement occurs off a registration statement other than the Registration Statement, prior to the commencement of any such Placement, the Company shall make written representations, warranties and covenants to HCW as to such subsequent registration statement (and other offering documents) that are substantially the same as the representations, warranties and covenants made under this Section, which representations, warranties and covenants shall be reasonably satisfactory to HCW.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

SECTION 2.        REPRESENTATIONS AND WARRANTIES. Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to HCW as of the date of the Placement and as of the Closing Date.

(A)         Organization and Qualification. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Schedule 2(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(B)         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the “Required Approvals” (as defined in subsection 3(D) below). The Transaction Documents have been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(C)         No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(D)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including, without limitation, any “Trading Market” (which, for purposes of this Agreement shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTCQB (or any successors to any of the foregoing) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable Federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority (FINRA) (collectively, the “Required Approvals”).

(E)         Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents. The issuance by the Company of the Securities has been registered under the Securities Act and all of the Securities are freely transferable and tradable by the Purchasers without restriction (other than any restrictions arising solely from an act or omission of a Purchaser). Upon receipt of the Securities, the Purchasers will have good and marketable title to such Securities and the Securities will be freely tradable on the Trading Market.

(F)         Capitalization. The capitalization of the Company is as set forth in the SEC Reports and Prospectus Supplement. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(G)         SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(H)         Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed one (1) Trading Day prior to the date that this representation is made.

(I)         Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(J)         Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(K)         Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.

(L)         Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(M)        Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(N)         Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any third party. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(O)         Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the knowledge of the Company, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(P)         Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(Q)         Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the closing date of the Placement.

(R)         Certain Fees. Except as otherwise provided in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(S)         Trading Market Rules. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(T)         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(U)         Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(V)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(W)         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(X)         Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(Y)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(Z)         Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(AA)      Accountants. The Company’s accountants are set forth on the Prospectus Supplement. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s next Annual Report on Form 10-K, are a registered public accounting firm as required by the Securities Act.

(BB)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for HCW’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(CC)        Approvals. The issuance and listing on the Trading Market of the Shares and the shares of Common Stock underlying the Warrants and HCW Warrants requires no further approvals, including but not limited to, the approval of shareholders.

(DD)        FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

SECTION 3.         CLOSING. The obligations of HCW and the Purchasers, and the closing of the sale of the Securities under the Transaction Documents are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)         [REGISTERED OFFERINGS ONLY] No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of HCW.

(B)         [REGISTERED OFFERINGS ONLY] HCW shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for HCW, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)         All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each Transaction Document, and the Securities, and, if the Securities are registered, the Registration Statement, the Base Prospectus and the Prospectus Supplement, and all other legal matters relating to the Transaction documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for HCW, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D)         HCW shall have received from outside counsel to the Company such counsel’s written opinion, addressed to HCW and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to HCW, which opinion shall include a “10b-5” representation from such counsel.

(E)         Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of HCW, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated under the Transaction Documents or, if pursuant to an Underwritten Placement, pursuant to the Prospectus Supplement.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(F)         The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to HCW. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(G)         Subsequent to the execution and delivery of the Transaction Documents or underwriting agreement, as applicable, there shall not have occurred any of the following: (i) trading in securities generally on any trading market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of HCW, impracticable or inadvisable to proceed with the sale or delivery of the Securities.

(H)         No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(I)         The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J)         If a Direct Placement, the Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(K)         FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by HCW, make or authorize HCW’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(L)         Prior to the Closing Date, the Company shall have furnished to HCW such further information, certificates and documents as HCW may reasonably request.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC

(M)         The Company and HCW shall have entered into an escrow agreement with a commercial bank or trust company reasonably satisfactory to both parties pursuant to which the Purchasers shall deposit their subscription funds in an escrow account and the Company and HCW shall jointly authorize the disbursement of the funds from the escrow account on the Closing Date. All fees payable to HCW hereunder shall be paid from such escrow account. The Company shall pay the reasonable fees of the escrow agent.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for HCW.

H.C. Wainwright & Co., LLC – 570 Lexington Avenue, New York, New York 10022 212-356-0500 – www.hcwco.com Member: FINRA, SIPC